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                                                                    EXHIBIT (21)


                              LIST OF SUBSIDIARIES






                                                STATE OR OTHER JURISDICTION OF
NAME                                             INCORPORATION OR ORGANIZATION
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Reyna Capital Corporation                                                 Ohio

Reynolds and Reynolds (Canada) Limited                                  Canada

Reynolds and Reynolds Holdings, Inc.                                  Delaware

Reynolds Vehicle Registration, Inc.                                       Ohio









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